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                                     Registration Statement No.


                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                      TO

                                   Form S-8

                             REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933


                              SCANA Corporation
             (Exact name of registrant as specified in its charter)


                               South Carolina
        (State or other jurisdiction of incorporation or organization)


                                 57-0784499
                       (I.R.S. employer identification number)


               1426 Main Street, Columbia, South Carolina         29201
                 (Address of principal executive offices)       (Zip code)


                      Nonemployee Director Stock Plan
                         (Full title of the plan)


                                 H. T. Arthur
           Vice President and General Counsel and Assistant Secretary
                               SCANA Corporation
               1426 Main Street, Columbia, South Carolina  29201
                    (Name and address of agent for service)


                                (803) 376-8547
       (Telephone number, including area code, of agent for service)


                                  Copy To:

                             Elizabeth B. Anders
                            McNair Law Firm, P. A.
                             1301 Gervais Street
                                  17th Floor
                             Columbia, SC  29201
                               (803) 799-9800




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                            CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
   Title of                       maximum       maximum
  securities         Amount       offering      aggregate      Amount of
    to be            to be        price per     offering      registration
 registered(1)     registered     share(2)      price(2)        fee(2)

Common Stock,
no par value       100,000 shares   26 1/8      $2,612,500        $792



(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock of SCANA Corporation (the "Company") as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System on December 27, 1996.



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Part II

Item 3.  Incorporation Of Documents By Reference

     This Registration Statement on Form S-8 hereby incorporates the following documents which are not presented herein:

      1) SCANA Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, as amended.
      2) SCANA Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996.
      3) Description of Common Stock of SCANA Corporation as set forth in the Registration Statement for Common Stock of SCANA Corporation under the Exchange Act on Form 8-B dated November 6, 1984, as amended May 26, 1995.


All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     At December 15, 1996, H. T. Arthur, who is Vice President, General Counsel and Assistant Secretary, and a full-time employee of the Company, owned beneficially 3,700.482 shares of SCANA Corporation Common Stock. The shares held by Mr. Arthur include shares acquired by the Trustee under the Company's Stock Purchase-Savings Plan by use of contributions made by Mr. Arthur and earnings thereon, and shares purchased by the Trustee by use of SCANA Corporation contributions and earnings thereon.




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Item 6. Indemnification of Directors and Officers

     The South Carolina Business Corporation Act of 1988 permits, and the Registrant's By-Laws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's By-Laws require indemnification of directors and officers with respect to expenses actually and necessarily incurred by them in connection with the defense or settlement of any action, suit or proceeding in which they are made parties by reason of having been a director or officer, except in relation to matters as to which they shall be adjudged to be liable for willful misconduct in the performance of duty and to such matters as shall be settled by agreement predicated on the existence of such liability. In addition, the Registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. As permitted by
Section 33-2-102 of the South Carolina Business Corporation Act of 1988, the Registrant's Restated Articles of Incorporation provide that no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director occurring after April 26, 1989, except for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions, or (iv) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.
        Not Applicable

Item 8. Exhibits

     Exhibits required to be filed with this Registration Statement are listed in the Exhibit Index immediately following the signature page. Certain of such exhibits which have heretofore been filed with the Securities and Exchange Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



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     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 30th day of December 1996.

(REGISTRANT)                     SCANA Corporation



By:                              s/L. M. Gressette, Jr.
(Name & Title):                  L. M. Gressette, Jr., Chairman of the
                                 Board, Chief Executive Officer and
                                 Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  (i) Principal executive officer:



By:                              s/L. M. Gressette, Jr.
(Name & Title):                  L. M. Gressette, Jr., Chairman of the
                                 Board, Chief Executive Officer and
                                 Director
Date:                            December 30, 1996

 (ii) Principal financial and accounting officer:



By:                              s/K. B. Marsh
(Name & Title):                  K. B. Marsh, Vice-President-Finance
                                 Chief Financial Officer and
                                 Controller
Date:                            December 30, 1996

(iii) Other Directors:

* B. L. Amick, W. B. Bookhart, Jr., W. T. Cassels, Jr., Hugh M.
Chapman, James B. Edwards, E. T. Freeman, B. A. Hagood, W. Hayne Hipp,
F. C. McMaster, H. Ponder, J. B. Rhodes, E. C. Wall, Jr.

* Signed on behalf of each of these persons:



   s/K. B. Marsh
   K. B. Marsh
   (Attorney-in-Fact)
   December 30, 1996

Directors who did not sign:

       None


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                             EXHIBIT INDEX


                                                                 Sequentially
                                                                   Numbered
                                                                    Pages
  Number

     4.  Instruments Defining the Rights of Security
         Holders, Including Indentures

         4.1  Restated Articles of Incorporation of SCANA
              Corporation as adopted on April 26, 1989
              (Exhibit 3-A to Registration Statement No.
              33-49145)...........................................    #

         4.2  Copy of By-Laws of SCANA Corporation as revised
              and amended on June 18, 1996 (Exhibit 4B to
              Registration Statement No. 333-18149)...............    #

         4.3  Copy of SCANA Corporation Nonemployee Director Stock
              Plan effective January 1, 1997 (Filed herewith).....    8


     5.  Opinion Re Legality (Filed herewith).....................   14

    15.  Letter Re Unaudited Interim Financial Information
         Not applicable

    23.  Consents of Experts and Counsel

         (a) Consent of Deloitte & Touche LLP (Filed herewith)....   15
         (b) Consent of H. T. Arthur (Included in his opinion in Exhibit 5)

    24.  Power of Attorney (Filed herewith).......................   16

    99.  Additional Exhibits
         Not applicable



# Incorporated herein by reference as indicated.



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